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Rise Gold Announces Strategic Partnership

March 3, 2026 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (the "Company") is pleased to announce that it has entered into a strategic development partnership (the "Agreement") with Morgan Hughes Energy ("Morgan Hughes") to advance the Idaho-Maryland Mine ("I-M Mine") as a U.S.-based gold and critical-minerals project.

Under the Agreement, Morgan Hughes will work alongside Rise to advance development planning, support capital formation in connection with progressing the project toward operations and position the project within applicable domestic critical-minerals and industrial initiatives. Morgan Hughes' participation aligns its economic interests with the long-term advancement and operational development of the Idaho-Maryland Mine. The I-M Mine operated from 1862 to 1957, producing an estimated 2.4 million ounces of gold at an average mill head grade of 0.50 ounces per ton (17.1 grams per tonne). The mine was also an important supplier of tungsten during World War I and was selected by the Department of War to supply the U.S. military with tungsten in the aftermath of the Korean War. The mine produced 3,086 short tons of tungsten ore in 1955 at an average mill grade of 1.30% WO3 and produced 5,898 short tons of tungsten ore in 1956 at an average mill grade of 0.83% WO3. Concentrates were produced in excess of 70% WO3 (see press release dated November 4, 2025 for additional details). In 1956, Congress ended the critical minerals procurement program, resulting in the suspension of mining activities despite prospective exploration for additional tungsten.

Tungsten is a necessary component in a wide array of defense applications, including but not limited to the production of ammunition, armored equipment, and artillery, and is included on the 2023 Department of Energy Critical Metals List. China currently produces 84% of the global tungsten supply and in February 2025 announced restrictions on tungsten exports. The United States has not had a domestic mine supply of tungsten since 2015.

Morgan Hughes is a U.S.-based energy and minerals operating firm focused on advancing domestic and strategic mineral assets in coordination with evolving industrial policy and U.S. industrial and supply-chain priorities. The company integrates project development strategy, capital formation, and engagement with applicable federal industrial programs designed to strengthen U.S. resource security.

Gregory Bloom, CEO of Morgan Hughes, commented: "The Idaho-Maryland Mine represents a rare convergence of economic and strategic value: a historically significant high-grade gold system that drives project economics, alongside documented tungsten mineralization developed under prior federal sponsorship. With existing infrastructure, fee-simple ownership, and national industrial relevance, the project is uniquely positioned among U.S. mineral assets."

Despite a 26,052-page Environmental Impact Report demonstrating that the I-M Mine poses no risk to the health or safety of the residents of Nevada County, the Nevada County Board of Supervisors (the "Supervisors") voted to deny the Company's application for a Use Permit for production. The Supervisors also adopted a resolution denying Rise's petition for confirmation of its vested rights to operate the I-M Mine. In May 2024, the Company filed a Writ of Mandamus (the "Writ") to the Superior Court of California for the County of Nevada (the "Court") asking the Court to compel the Supervisors to follow applicable law and grant Rise recognition of its vested right to operate the I-M Mine. The Writ remains before the Court, and oral arguments are scheduled for March 6, 2026.

David Watkinson, CEO of Rise Gold commented: "The I-M Mine is an environmentally sound, historic mine that would create 475 new local jobs, become Nevada County's largest taxpayer, and supply the U.S. military with a critical mineral necessary for national defense. We are pleased to partner with Morgan Hughes to advance strategic development planning, evaluate participation in applicable critical-minerals development programs, and position the project for responsible production."

Under the terms of the 18-month Agreement, Rise will issue to Morgan Hughes 18 million warrants with a strike price of USD $0.40 and an expiration date of December 31, 2029. The warrants are structured to vest and become exercisable upon the achievement of defined project advancement milestones associated with positioning the Idaho-Maryland Mine for development and operation.

Nine million warrants will vest upon formal advancement of the project within applicable critical-minerals or industrial development frameworks. An additional 4.5 million warrants will vest upon the establishment of development support mechanisms necessary to advance the project toward construction readiness. The remaining 4.5 million warrants will vest upon the Company securing material development participation or capital commitments in connection with advancing the project toward operations during the term of the Agreement.

If material development participation or capital commitments are secured within 36 months of signing the Agreement, Rise will pay Morgan Hughes a one-time development milestone payment of USD $1.5 million in recognition of its role as a strategic development partner advancing the project toward production.

Upon achievement of a qualifying development milestone, Rise will appoint a representative of Morgan Hughes to its board of directors, subject to Morgan Hughes maintaining at least a 5% ownership interest in the Company.

If the Agreement expires without achievement of the defined milestones, Rise shall pay Morgan Hughes a one-time project development reimbursement of USD $250,000, or, upon mutual agreement, issue 1,800,000 warrants exercisable for twelve months.

Qualified Person

All scientific and technical information disclosed in this new release was reviewed and approved by David Watkinson, P.Eng., President and CEO of Rise Gold and a non-independent qualified person under National Instrument 43-101.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA.

For further information, please contact:

RISE GOLD CORP.

345 Crown Point Circle, Suite 600

Grass Valley, CA 95945

T: 917.349.0060

dwatkinson@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words or statements that certain events or conditions "may" or "will" occur.  Such forward-looking statements include, but are not limited to, the anticipated benefits of the Agreement to the Company, the intention to progress operations and position the I-M Mine within applicable domestic critical-minerals and industrial initiatives, and the Company's belief that the I-M Mine, if put into operation, would create new local jobs, become Nevada County's largest taxpayer, and supply the U.S. military with a critical mineral necessary for national defense.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.